GWG HOLDINGS, INC.

Redeemable Preferred Stock

SUBSCRIPTION AGREEMENT

Please complete this form to purchase Redeemable Preferred Stock. Any sections of this form that are incomplete may be returned to your broker-dealer and may delay your purchase of Redeemable Preferred Stock.

Once completed, send this Subscription Agreement along with your certified or personal check payable to our transfer agent, Securities Transfer Corp., or wire your deposit to the account listed below, and forward any other documents requested in this agreement to your broker-dealer or to Securities Transfer Corp. at:

Securities Transfer Corp.
2591 Dallas Parkway, Suite 102
Frisco, TX 75034

Domestic Wire Instructions:
Account Name: Securities Transfer Corp. Agent for GWG Holdings Inc.
Routing: 111923238
Account: 574589
Bank Name: Texas Bank & Trust Company

GWG HOLDINGS, INC.
REDEEMABLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

1. INVESTMENT

NOTE: Minimum investment amount is $10,000. Any amount in excess of such minimum investment amount must be in increments of $1,000. GWG does not recommend investing more than 10% of an investor's liquid net worth in the Redeemable Preferred Stock offering.

Purchase price per share:	$ 1,000.00
Number of shares:	______________
Aggregate purchase price:	$ ______________

Payment Instructions: See front cover for payment instructions. If investor is furnishing the purchase price by surrendering outstanding debt securities of GWG Holdings or its subsidiaries, then please complete Section 8, "Conversion Addendum," of this subscription agreement.

2. FORM OF OWNERSHIP

(Please choose one option within the "Non-Custodial Ownership" or the "Custodial Ownership" columns)

NON-CUSTODIAL OWNERSHIP	*CUSTODIAL OWNERSHIP*
☐ **Individual**	**THIRD-PARTY ADMINISTERED CUSTODIAL PLAN**
☐ **Joint Tenant** – Joint accounts will be registered as joint tenants with right of survivorship unless otherwise indicated.	☐ **IRA** ☐ **ROTH IRA**
☐ **Tenants in Common**	☐ **SEP** (Simple Employee Pension)
☐ **Corporation or Partnership** – Authorized signature required. Include corporate resolution or partnership agreement, as applicable.	☐ **Other** (Specify): ______________ ______________ Name of Custodian: ______________ Mailing Address: ______________
☐ **Uniform Gift/Transfer to Minors** – (UGMA/UTMA)	City, State, ZIP: ______________
☐ **Pension or Other Retirement Plan** – Include plan documents.	**CUSTODIAN INFORMATION** (To be completed by custodian)
☐ **Trust** – Include title and applicable trust agreement	Custodian Tax ID #: ______________ Custodian Acct #: ______________
☐ **Other** (describe): ______________	Custodian Phone #: ______________

GWG HOLDINGS, INC.
REDEEMABLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

3. INVESTOR INFORMATION (Print name(s) in which shares are to be registered)

A. Investor or Trustee

First Name: ____________________ Middle Name: ____________________

Last Name: ____________________ Tax ID or SS #: ____________________

Street Address: ____________________

City: ____________ State: ____________ ZIP: ____________

Date of Birth: ____________________

If Non-U.S. Citizen, specify country of citizenship: ____________________

Primary Phone: ____________________ Email Address: ____________________

B. Co-Investor or Co-Trustee

First Name: ____________________ Middle Name: ____________________

Last Name: ____________________ Tax ID or SS #: ____________________

Street Address: ____________________

City: ____________ State: ____________ ZIP: ____________

Date of Birth: ____________________

If Non-U.S. Citizen, specify country of citizenship: ____________________

Primary Phone: ____________________ Email Address: ____________________

C. Residential Street Address (Must be completed if mailing address in Section 3A is a P.O. Box)

Street Address: ____________________

City: ____________ State: ____________ ZIP: ____________

D. Trust/Corporation/Partnership/Other (Trustee information must be provided in Sections 3A and 3B)

Date of Trust: ____________________

Entity Name/Title of Trust: ____________________

Tax ID#: ____________________

4. DISTRIBUTIONS

(Complete this section to elect how to receive your dividend distributions. Select only one.)

NOTE: If nothing is marked, we will default to "Credit Dividend to Custodian Clearing Firm/Platform of Record" or "Mail Check to Address of Record," as applicable. IRA accounts may not direct distributions without the custodian's approval.

I hereby elect the dividend distribution option indicated below:

☐ I currently receive direct deposit payments from an existing GWG investment. I hereby instruct GWG to deposit all principal and interest payments related to the Redeemable Preferred stock into the same account

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:

☐ Credit Dividend to Custodian (including IRA) or Clearing Firm/Platform of Record

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:

☐ Cash/Direct Deposit (please attach a pre-printed voided check)

If the box immediately above is checked, then I authorize GWG Holdings, Inc. or its agent to deposit my dividend distribution to my checking or savings account. This authority will remain in force until I notify GWG Holdings, Inc. in writing to cancel this authority. If GWG Holdings, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

☐ Mail Check to Address of Record

Name/Entity Name/Financial Institution: ______________________

Mailing Address: ______________________

City: ____________ State: ____________ ZIP: ____________

Your Account #: ____________ ☐ Checking Account ☐ Savings Account ☐ Brokerage Account

PLEASE ATTACH A COPY OF A VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK

* The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that in this Subscription Agreement, then all parties must sign below.

Owner Signature: ______________________ Date: ____________

Co-Owner Signature: ______________________ Date: ____________

5. ELECTRONIC DELIVERY ELECTION

☐ Check the box if you do **NOT** consent to electronic delivery of documents, including the prospectus, any prospectus supplements, annual and quarterly reports, and other stockholder communications and reports. An e-mail address is required in Section 3 above. Please carefully read the following representations before consenting to receive documents electronically. If you do not check this box, you hereby represent the following:

(a) I acknowledge that access to both e-mail and Internet is required in order to access documents electronically. I may receive by e-mail notification the availability of documents in electronic format. The notification e-mail will contain an Internet address or hyperlink where the referenced document can be found. By entering this address into my Internet web browser, I can view, download and print the documents from my computer. I acknowledge that there may be costs associated with electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b) I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (.pdf). The Adobe Reader software is required to view these documents. The Adobe Reader software is available free of charge from Adobe's Internet website at www.adobe.com. The Adobe Reader software must be correctly installed on my computer before I will be able to view documents in .pdf format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

(c) I acknowledge that I may receive at no cost from GWG Holdings, Inc. a paper copy of documents delivered electronically by calling my financial advisor or by calling GWG Holdings, Inc.

(d) I understand that if an e-mail notification to me is returned to GWG Holdings, Inc. as "undeliverable," a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communications by means of electronic delivery. I further understand that if GWG Holdings, Inc. is unable to obtain a valid e-mail address for me, GWG Holdings, Inc. will resume sending me a paper copy of its filings by U.S. mail to my address of record.

(e) I understand that my consent to receive documents and communications electronically may be updated or cancelled at any time by calling my financial advisor or by calling GWG Holdings, Inc.

6. SUBSCRIBER ACKNOWLEDGEMENTS AND SIGNATURES

The undersigned hereby confirms his, her or its agreement to purchase Redeemable Preferred Stock of GWG Holdings, Inc. on the terms and conditions set forth herein and acknowledges and represents (or, in the case of fiduciary accounts, the person authorized to sign on such subscriber's behalf) the following:

NOTE: You must initial each of the representations below.

Owner	Co-Owner	
☐	☐	(a) I/We have received the final prospectus for the Redeemable Preferred Stock of GWG Holdings, Inc. and any applicable prospectus supplements.
☐	☐	(b) I/We accept the terms of the Certificate of Incorporation, as amended, and the bylaws of GWG Holdings, Inc.
☐	☐	(c) I/We are purchasing these shares for my/our own account.
☐	☐	(d) I/We hereby acknowledge that this investment in Redeemable Preferred Stock is illiquid.

Owner Signature: ____________________ Date: __________

Co-Owner Signature: ____________________ Date: __________

Signature of Custodian(s) or Trustee(s) if applicable. Current custodian must sign if investment is for an IRA account.

Authorized Signature: ____________________ Date: __________

STAMP HERE IF APPLICABLE

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO SUCH STATE'S CONFLICTS-OF-LAW PRINCIPLES.

[IRS FORM W-9 AND ACCOMPANYING INSTRUCTIONS FOLLOW]

7. BROKER-DEALER/FINANCIAL ADVISOR INFORMATION

NOTE: The financial advisor must sign below to complete the order. The financial advisor hereby represents and warrants that he or she is duly licensed and may lawfully sell shares of GWG Holdings, Inc.'s Redeemable Preferred Stock. All fields below must be completed.

Broker-Dealer: ______________________________

Financial Advisor Name/RIA: ______________________________

Mailing Address: ______________________________

City: ______________ State: ________ ZIP: ________

Business Phone: ______________ Fax: ______________

E-mail Address: ______________________________

☐ **RIA Submission.** *Check this box to indicate whether submission is made through the RIA in its capacity as the RIA and not in its capacity as a registered representative of a broker-dealer, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. I understand that by checking the above box, I will not be receiving a selling commission.*

The undersigned further represents and certifies that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and/or RIA Signature: ______________________ Date: ____________

Branch Manager, OSJ, or BD Signature: ______________________ Date: ____________

8. CONVERSION ADDENDUM

Investor must complete Section 8 **only** if the purchase price for the Redeemable Preferred Stock is being furnished through the surrender of currently outstanding debt securities of GWG Holdings or its subsidiaries. Minimum investment amount is $10,000.

NOTE: Only debt securities purchased prior to the effective date of the Redeemable Preferred, October 30, 2015 are eligible for conversion.

DEBT SECURITIES TO BE SURRENDERED IN EXCHANGE FOR REDEEMABLE PREFERRED STOCK

☐ I am surrendering an outstanding L Bond issued by GWG Holdings, Inc. The L Bond was issued in the original principal amount set forth below:

L Bond ID(s): ______________________

Original Principal Amount(s): $______________

☐ This surrender includes the surrender of all accrued but unpaid interest on my L Bond.

☐ This surrender *excludes* the surrender of all accrued but unpaid interest on my L Bond (in this case, GWG Holdings, Inc. will pay in cash the accrued but unpaid interest on your surrendered L Bond on the next "interest payment date" under the indenture governing the L Bond.)

☐ I am surrendering an outstanding Renewable Secured Debenture issued by GWG Holdings, Inc. The Renewable Secured Debenture was issued in the original principal amount set forth below:

Debenture ID(s): ______________________

Original Principal Amount(s): $______________

☐ This surrender includes the surrender of all accrued but unpaid interest on my Renewable Secured Debenture.

☐ This surrender *excludes* the surrender of all accrued but unpaid interest on my Renewable Secured Debenture (in this case, GWG Holdings, Inc. will pay in cash the accrued but unpaid interest on your surrendered Renewable Secured Debenture on the next "interest payment date" under the indenture governing the Renewable Secured Debenture.)

☐ I am surrendering an outstanding LifeNote issued by GWG Life, LLC (formerly known as GWG Life Settlements, LLC). The LifeNote was issued on the date set forth below and in the original principal amount set forth below:

LifeNote ID(s): ______________________

Original Principal Amount(s): $______________

☐ This surrender includes the surrender of all accrued but unpaid interest on my LifeNote.

☐ This surrender *excludes* the surrender of all accrued but unpaid interest on my LifeNote (in this case, GWG Holdings, Inc. will pay in cash the accrued but unpaid interest on your surrendered LifeNote on the next "interest payment date" under the Note Issuance and Security Agreement governing the LifeNote.)

GWG HOLDINGS, INC.
REDEEMABLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

CERTAIN ACKNOWLEDGMENTS AND AGREEMENTS

☐ I acknowledge that, if I am working with a registered representative of a broker-dealer firm, the surrender of the debt securities indicated above will be a transaction resulting in the payment of a full commission (and additional underwriting compensation) as disclosed in the prospectus for the preferred stock offering, as such prospectus may be supplemented from time to time.

☐ I acknowledge that I have received and read the prospectus for the preferred stock offering, as such prospectus may be supplemented from time to time. In particular, I have read the "Risk Factors" section of that prospectus, as supplemented.

☐ I understand that the instrument I am surrendering under this subscription agreement is a debt security, and that a debtholder has rights that are senior to the rights of a preferred stockholder in GWG Holdings, Inc. in the event of a liquidation or dissolution of GWG Holdings, Inc. In particular, the holders of debt securities of a liquidating or dissolving issuer are entitled to full payment of the debt owed to them prior to any payments being made to the holders of equity, including preferred stock. As such, by surrendering my debt security in exchange for shares of Redeemable Preferred Stock, I am taking on additional risk of losing some or all of my original investment in GWG Holdings, Inc.

☐ I hereby agree, as a condition to the acceptance of this subscription by GWG Holdings, Inc., to execute and deliver such documentation (specifically including but not limited to a customary assignment or other instrument of conveyance) as GWG Holdings, Inc. may request.

Owner Signature: ______________________ Date: ____________

Co-Owner Signature: ______________________ Date: ____________

Signature of Custodian(s) or Trustee(s) if applicable. Current custodian must sign if investment is for an IRA account.

Authorized Signature: ______________________ Date: ____________

STAMP
HERE
IF APPLICABLE

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO SUCH STATE'S CONFLICTS-OF-LAW PRINCIPLES.